Exhibit 10.46

                            NON-COMPETITION AGREEMENT


              This AGREEMENT (this "Agreement") is dated as of May 29, 1996, by and among Clearview Cinema Group, Inc., a Delaware corporation ("CCG "); CCC Emerson Cinema Corp., a Delaware Corporation ("CCC Emerson " and together with CCG, the Transferees"); and John Nelson, Pamela Ferman, and Seth Ferman (each, a "Shareholder" and, collectively, the "Shareholders").

              CCG and CCC Emerson are parties to an Agreement and Plan of Reorganization (the "Emerson Agreement") dated as of the date hereof among Clearview Cinema Group, Inc., CCC Emerson Cinema Corp., and Emerson Cinema, Inc. (the "Transferor"), providing for the transfer to CCC Emerson of substantially all of the assets of Transferor.

              The Shareholders are all of the shareholders of Transferor.

              This Agreement is the Agreement contemplated to be entered into between the Shareholders and the Transferees pursuant to Section 6.01(h) of the Emerson Agreement.

              The parties, each intending to be legally bound hereby, agree as set forth below:

              1. To accord to Transferees the full value of their purchase, no Shareholder shall, directly or indirectly, (i) for a period of five years after the date hereof, directly or indirectly, engage or become interested in (as owner, stockholder, partner or otherwise) the operation of any movie theater within a seven and one-half mile radius of any Theater (as defined in the Emerson Agreement), or (ii) disclose to anyone, or use in competition with any Transferee, any information with respect to any confidential or secret aspect of the operations of the Business; provided, however, that it is acknowledged that stockholders, officers, and/or directors of the Transferor currently operate certain movie theaters and nothing in subsection (ii) of the previous sentence shall prohibit the such persons from operating such theaters in their present locations.

              2. Each Shareholder acknowledges that the remedy at law for breach of the provisions of this Agreement will be inadequate and that, in addition to any other remedy Transferees may have, they will be entitled to an injunction restraining any such breach or threatened breach, without any bond or other security being required.



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              3. If any court construes the covenant in this Agreement or any part thereof, to be unenforceable because of its duration or the area covered thereby, the court shall have the power to reduce the duration or area to the extent necessary so that such provision is enforceable.

              4. Until the third anniversary of the date hereof, no Shareholder shall directly or indirectly solicit or offer employment to any person who is then an employee of any Transferee was an employee of any Transferee at any time after the date hereof to engage in any business similar to or in competition with the business of the Transferor (as defined in the Emerson Agreement) as it has been conducted prior to the date hereof.

              5. To be effective, any amendment or waiver under this Agreement must be in writing and be signed by the party against whom enforcement of the same is sought. Neither the failure of any party hereto to exercise any right, power or remedy provided under this Agreement or to insist upon compliance by any other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver by such party of its right to exercise any such right, power or remedy or to demand such compliance. The rights and remedies of the parties hereto are cumulative and not exclusive of the rights and remedies that they otherwise might have now or hereafter, at law, in equity, by statute or otherwise.

              6. This Agreement sets forth all of the agreement between the parties hereto with respect to the subject matter hereof, and supersede all prior or contemporaneous agreements and understandings, negotiations, inducements or conditions, express or implied, oral or written. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

              7. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.




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              IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.

                                  CLEARVIEW CINEMA GROUP, INC.



                                  By: _____________________________
                                      A. Dale Mayo,
                                      President


                                  CCC EMERSON CINEMA CORP.



                                  By: _____________________________
                                      A. Dale Mayo,
                                      President


                                      -----------------------------
                                      John Nelson

                                      -----------------------------
                                      Pamela Ferman

                                      -----------------------------
                                      Seth Ferman